Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial statements and explanatory notes show the impact on the historical financial positions and results of operations of Simmons, OKSB and First Texas and have been prepared to illustrate the effects of the OKSB merger and First Texas merger under the acquisition method of accounting with Simmons treated as the acquirer. The following unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting, giving effect to our completed acquisition of Hardeman County Investment Company, Inc., or HCIC, which closed on May 15, 2017, and our announced acquisitions of OKSB and First Texas. The unaudited pro forma combined condensed consolidated balance sheets combine the historical financial information of Simmons and HCIC, OKSB and First Texas as of June 30, 2017, and assume that the acquisitions were completed on that date. The unaudited pro forma combined condensed consolidated statements of income for the six-month period ended June 30, 2017 and the 12-month period ended December 31, 2016 give effect to the acquisitions as if the transactions had been completed on January 1, 2016.

The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial statements also do not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

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Unaudited Pro Forma Combined Condensed

Consolidated Balance Sheets

As of June 30, 2017

		Acquisitions
			First	Pro Forma
	Simmons	OKSB	Texas	Acquisition		Pro Forma
(in thousands)	Historical	Historical	Historical	Adjustments		Combined
ASSETS
Cash and non-interest bearing balances due from banks	$112,567	$37,898	$16,138	$(184,426	)(1),(2)	$(17,823)
Interest bearing balances due from banks	212,547	41,941	76,906	—		331,394
Cash and cash equivalents	325,114	79,839	93,044	(184,426)		313,571
Federal funds sold	4,500	—	—	—		4,500
Interest bearing balances due from banks – time	6,057	—	—	—		6,057
Investment securities – held-to-maturity	419,003	10,382	—	—		429,385
Investment securities – available-for-sale	1,190,600	424,031	61,827	—		1,676,458
Total investments	1,609,603	434,413	61,827	—		2,105,843
Mortgage loans held for sale	16,266	6,036	4,072	—		26,374
Assets held in trading accounts	50	—	—	—		50
Loans:
Legacy loans	5,000,572	—	—	—		5,000,572
Allowance for loan losses	(41,379)	(27,318)	(19,545)	46,863	(3)	(41,379)
Loans acquired, net of discount and allowance	1,224,739	1,965,598	2,138,966	(57,594	)(4)	5,271,709
Net loans	6,183,932	1,938,280	2,119,421	(10,731)		10,230,902
Premises and equipment	230,641	21,901	25,307	11,751	(5)	289,600
Foreclosed assets	26,012	—	—	—		26,012
Interest receivable	27,337	6,328	5,109	—		38,774
Bank owned life insurance	148,134	28,450	7,042	—		183,626
Goodwill	379,437	13,545	37,227	320,257	(6)	750,466
Other intangible assets	58,528	5,727	371	54,007	(7)	118,633
Other assets	52,697	38,416	25,491	(16,076	)(2),(8)	100,528
Total assets	$9,068,308	$2,572,935	$2,378,911	$174,782		$14,194,936
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing transaction accounts	$1,650,986	$557,159	$454,126	—		$2,662,271
Interest bearing transaction accounts and savings deposits	4,141,426	833,751	1,185,907	—		6,161,084
Time deposits	1,311,123	622,924	139,723	(1,032	)(9)	2,072,738
Total deposits	7,103,535	2,013,834	1,779,756	(1,032)		10,896,093
Federal funds purchased and securities sold under agreements to repurchase	121,419	11,705	50,000	—		183,124
Other borrowings	474,962	192,000	269,932	(101	)(10)	936,793
Subordinated debentures	67,312	46,393	30,225	(5,325	)(11)	138,605
Accrued interest and other liabilities	67,004	13,457	9,246	1,000	(12)	90,707
Total liabilities	7,834,232	2,277,389	2,139,159	(5,458)		12,245,322
Stockholders’ equity:
Common stock	322	21,260	7,877	(28,999	)(1),(13)	460
Surplus	761,754	123,772	171,579	420,049	(1),(13)	1,477,154
Undivided profits	483,322	192,961	62,507	(255,468)	(13)	483,322
Accumulated other comprehensive income (loss)	(11,322)	(292)	(321)	613	(13)	(11,322)
Treasury Stock	—	(42,155)	(1,890)	44,045	(13)	—
Total stockholders’ equity	1,234,076	295,546	239,752	180,240		1,949,614
Total liabilities and stockholders’ equity	$9,068,308	$2,572,935	$2,378,911	$174,782		$14,194,936

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

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Unaudited Pro Forma Combined Condensed

Consolidated Statements of Income

For the Six Months Ended June 30, 2017

		Acquisitions
				Pro Forma
	Simmons	OKSB	First Texas	Acquisition		Pro Forma
(in thousands, except per share data)	Historical	Historical	Historical	Adjustments		Combined
INTEREST INCOME
Loans	$142,277	$43,506	$45,792	$ 4,537	(14)	$236,112
Federal funds sold	14	—	—	—		14
Investment securities	19,441	4,087	532	—		24,060
Mortgage loans held for sale	271	—	—	—		271
Interest bearing balances due from banks	322	186	331	—		839
Other interest-earning assets	—	—	246	—		246
TOTAL INTEREST INCOME	162,325	47,779	46,901	4,537		261,542
INTEREST EXPENSE
Deposits	9,020	3,964	6,045	—	(15)	19,029
Federal funds purchased and securities
sold under agreements to repurchase	167	—	1,047	—		1,214
Other borrowings	2,753	1,088	888	—		4,729
Subordinated debentures	1,193	1,194	670	—		3,057
TOTAL INTEREST EXPENSE	13,133	6,246	8,650	—		28,029
NET INTEREST INCOME	149,192	41,533	38,251	4,537		233,513
Provision for loan losses	11,330	3,505	2,463	—		17,298
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	137,862	38,028	35,788	4,537		216,215
NON-INTEREST INCOME
Trust income	8,325	—	2,417	—		10,742
Service charges on deposit accounts	16,585	3,741	871	—		21,197
Other service charges and fees (includes insurance income)	4,712	872	142	—		5,726
Mortgage and SBA lending income	6,384	1,247	1,284	—		8,915
Investment banking income	1,327	—	144	—		1,471
Debit and credit card fees	16,593	868	489	—		17,950
Bank owned life insurance income	1,677	632	123	—		2,432
Gain (loss) on sale of securities	2,299	451	—	—		2,750
Other income	7,902	1,590	1,165	—		10,657
TOTAL NON-INTEREST INCOME	65,804	9,401	6,635	—		81,840
NON-INTEREST EXPENSE
Salaries and employee benefits	69,741	19,575	18,301	—		107,617
Occupancy expense, net	9,531	2,795	1,945	—		14,271
Furniture and equipment expense	8,993	1,896	993	—		11,882
Other real estate and foreclosure expense	1,106	53	10	—		1,169
Deposit insurance	1,460	546	645	—		2,651
Merger related costs	7,127	—	—	—		7,127
Other operating expenses	39,772	5,593	6,095	1,800	(16)	53,260
TOTAL NON-INTEREST EXPENSE	137,730	30,458	27,989	1,800		197,977
NET INCOME BEFORE INCOME TAXES	65,936	16,971	14,434	2,736		100,077
Provision for income taxes	20,751	5,874	5,044	1,073	(17)	32,742
NET INCOME	45,185	11,097	9,390	1,663		67,335
Preferred stock dividends	—	—	—	—		—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$45,185	$11,097	$9,390	$1,663		$67,335
BASIC EARNINGS PER SHARE	$1.43	$0.59	$1.19			$1.49
DILUTED EARNINGS PER SHARE	$1.42	$0.59	$1.10			$1.48
Average common shares outstanding	31,585			13,750	(18)	45,335
Average diluted shares outstanding	31,794			13,750	(18)	45,544

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

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Unaudited Pro Forma Combined Condensed

Consolidated Statements of Income

For the Year Ended December 31, 2016

		Acquisition
			HCIC
			Pro Forma		Pro Forma
	Simmons	HCIC	Acquisition		Simmons and
(in thousands, except per share data)	Historical	Historical	Adjustments		HCIC Combined
INTEREST INCOME
Loans	$265,652	$13,475	$1,357	(a)	$280,484
Federal funds sold	57	36	—		93
Investment securities	33,479	3,349	—		36,828
Mortgage loans held for sale	1,102	7	—		1,109
Interest bearing balances due from banks	699	—	—		699
Other interest-earning assets	16	—	—		16
TOTAL INTEREST INCOME	301,005	16,867	1,357		319,229
INTEREST EXPENSE
Deposits	15,217	1,321	—		16,538
Federal funds purchased and securities sold under agreements to repurchase	273	113	—		386
Other borrowings	4,148	24	—		4,172
Subordinated debentures	2,161	145	—		2,306
TOTAL INTEREST EXPENSE	21,799	1,603	—		23,402
NET INTEREST INCOME	279,206	15,264	1,357		295,827
Provision for loan losses	20,065	120	—		20,185
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	259,141	15,144	1,357		275,642
NON-INTEREST INCOME
Trust income	15,442	—	—		15,442
Service charges on deposit accounts	32,414	3,470	—		35,884
Other service charges and fees (includes insurance income)	6,913	3,491	—		10,404
Mortgage and SBA lending income	22,442	338	—		22,780
Investment banking income	3,471	—	—		3,471
Debit and credit card fees	30,740	10	—		30,750
Bank owned life insurance income	3,324	234	—		3,558
Gain (loss) on sale of securities	5,848	70	—		5,918
Other income	18,788	41	—		18,829
TOTAL NON-INTEREST INCOME	139,382	7,654	—		147,036
NON-INTEREST EXPENSE
Salaries and employee benefits	133,457	9,741	—		143,198
Occupancy expense, net	18,667	2,057	—		20,724
Furniture and equipment expense	16,683	—	—		16,683
Other real estate and foreclosure expense	4,461	205	—		4,666
Deposit insurance	3,469	170	—		3,639
Merger related costs	4,835	—	—		4,835
Other operating expenses	73,513	3,990	523	(b)	78,026
TOTAL NON-INTEREST EXPENSE	255,085	16,163	523		271,771
NET INCOME BEFORE INCOME TAXES	143,438	6,635	834		150,907
Provision for income taxes	46,624	405	327	(c)	47,356
NET INCOME	96,814	6,230	507		103,551
Preferred stock dividends	24	—	—		24
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$96,790	$6,230	$507		$103,527
BASIC EARNINGS PER SHARE	$3.16	$38.22			$3.29
DILUTED EARNINGS PER SHARE	$3.13	$38.22			$3.26
Average common shares outstanding	30,646		800	(d)	31,446
Average diluted shares outstanding	30,964		800	(d)	31,764

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

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Unaudited Pro Forma Combined Condensed

Consolidated Statements of Income

For the Year Ended December 31, 2016

		Acquisitions
	Pro Forma			Pro Forma
	Simmons and	OKSB	First Texas	Acquisition		Pro Forma
(in thousands, except per share data)	HCIC Combined	Historical	Historical	Adjustments		Combined
INTEREST INCOME
Loans	$280,484	$81,527	$77,971	$17,106	(14)	$457,088
Federal funds sold	93	—	—	—		93
Investment securities	36,828	7,407	1,134	—		45,369
Mortgage loans held for sale	1,109	—	—	—		1,109
Interest bearing balances due from banks	699	—	251	—		950
Other interest-earning assets	16	206	398	—		620
TOTAL INTEREST INCOME	319,229	89,140	79,754	17,106		505,229
INTEREST EXPENSE
Deposits	16,538	5,968	7,472	1,032	(15)	31,010
Federal funds purchased and securities sold under agreements to repurchase	386	—	2,118	—		2,504
Other borrowings	4,172	1,379	921	—		6,472
Subordinated debentures	2,306	2,350	1,340	—		5,996
TOTAL INTEREST EXPENSE	23,402	9,697	11,851	1,032		45,982
NET INTEREST INCOME	295,827	79,443	67,903	16,074		459,247
Provision for loan losses	20,185	4,769	2,109	—		27,063
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	275,642	74,674	65,794	16,074		432,184
NON-INTEREST INCOME
Trust income	15,442	—	4,925	—		20,367
Service charges on deposit accounts	35,884	7,638	1,688	—		45,210
Other service charges and fees (includes insurance income)	10,404	1,014	232	—		11,650
Mortgage and SBA lending income	22,780	2,672	2,970	—		28,422
Investment banking income	3,471	—	261	—		3,732
Debit and credit card fees	30,750	1,906	938	—		33,594
Bank owned life insurance income	3,558	899	85	—		4,542
Gain (loss) on sale of securities	5,918	294	—	—		6,212
Other income	18,829	1,662	2,627	—		23,118
TOTAL NON-INTEREST INCOME	147,036	16,085	13,726	—		176,847
NON-INTEREST EXPENSE
Salaries and employee benefits	143,198	37,724	33,536	—		214,458
Occupancy expense, net	20,724	6,417	3,828	—		30,969
Furniture and equipment expense	16,683	4,642	2,045	—		23,370
Other real estate and foreclosure expense	4,666	(222)	117	—		4,561
Deposit insurance	3,639	1,376	832	—		5,847
Merger related costs	4,835	—	—	—		4,835
Other operating expenses	78,026	13,309	10,493	3,600	(16)	105,428
TOTAL NON-INTEREST EXPENSE	271,771	63,246	50,851	3,600		389,468
NET INCOME BEFORE INCOME TAXES	150,907	27,513	28,669	12,474		219,563
Provision for income taxes	47,356	9,809	10,050	4,893	(17)	72,108
NET INCOME	103,551	17,704	18,619	7,581		147,455
Preferred stock dividends	24	—	22	—		46
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$103,527	$17,704	$18,597	$7,581		$147,409
BASIC EARNINGS PER SHARE	$3.29	$0.93	$2.40			$3.26
DILUTED EARNINGS PER SHARE	$3.26	$0.92	$2.18			$3.24
Average common shares outstanding	31,446			13,750	(18)	45,196
Average diluted shares outstanding	31,764			13,750	(18)	45,514

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

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Notes to Pro Forma Combined Condensed Consolidated Financial Statements

Note 1.    Basis of Presentation

The unaudited pro forma combined condensed consolidated financial statements and explanatory notes show the impact on the historical financial condition and results of operations of Simmons resulting from the HCIC, OKSB and First Texas acquisitions under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of HCIC, OKSB and First Texas are recorded by Simmons at their respective fair values as of the date the transaction is completed. The unaudited pro forma combined condensed consolidated balance sheets combine the historical financial information of Simmons (which includes HCIC), OKSB and First Texas as of June 30, 2017, and assume that the OKSB and First Texas acquisitions were completed on that date. The unaudited pro forma combined condensed consolidated statements of income for the six-month period ended June 30, 2017, and for the year ended December 31, 2016, give effect to the HCIC, OKSB and First Texas acquisitions as if the transactions had been completed on January 1, 2016.

Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Simmons’ balance sheet. In addition, certain anticipated nonrecurring costs associated with the HCIC, OKSB and First Texas acquisitions such as potential severance, professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of income and will be expensed as incurred.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan losses and the allowance for loan losses, for purposes of the unaudited pro forma combined condensed consolidated statement of income for the six-month period ended June 30, 2017 and for the year ended December 31, 2016, Simmons assumed no adjustments to the historical amount of HCIC’s, OKSB’s, and First Texas’s provision for loan losses. If such adjustments were estimated, there could be a significant change to the historical amounts of provision for loan losses presented.

The HCIC transaction closed effective May 15, 2017 and is not a significant acquisition under SEC rules and regulations and, while not required to be presented, is provided for information purposes only. The unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2016, are presented in two stages. The first stage presents the results of HCIC as combined with the historical results of Simmons and reflecting pro forma adjustments for the year ended December 31, 2016. The second stage presents the combined results of Simmons with HCIC, with the historical results and pro forma adjustments for OKSB and First Texas for the year ended December 31, 2016. These transactions combined are significant and subject to shareholder approval. The unaudited pro forma combined condensed consolidated statements of income for the six months ended June 30, 2017 include the results of HCIC from May 16, 2017 to June 30, 2017.

Note 2.    Merger and Acquisition Integration Costs

The retail branch operations, commercial lending activities, mortgage banking operations, trust and investment services, along with all other operations of HCIC, OKSB and First Texas will be integrated into Simmons Bank. The operation integration and the system conversion for HCIC are scheduled for September 2017. The operation integration and the system conversion for First Texas are scheduled for the first quarter of 2018. The operation integration and the system conversion for OKSB are scheduled for the second quarter of 2018.

The specific details of the plan to integrate the operations of HCIC, OKSB and First Texas will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where we may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain premises, furniture and equipment. Simmons also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

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Note 3. Estimated Annual Cost Savings

Simmons expects to realize cost savings and to generate revenue enhancements from the OKSB and First Texas acquisitions. Revenue enhancements are expected from an expansion of trust services, SBA lending activities, consumer finance products and credit card services to the larger footprint of Simmons. Cost savings for First Texas are estimated at 32% of non-interest expense for the year ended December 31, 2016, and cost savings for OKSB are estimated at 35% of non-interest expense for the year ended December 31, 2016. These cost savings and revenue enhancements are not reflected in the pro forma combined condensed consolidated financial statements and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 4. Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial statements presented for OKSB and First Texas. All adjustments are based on current assumptions and valuations, which are subject to change. Unless otherwise noted, all adjustments are based on assumptions and valuations as of the merger agreement dates for the respective pending acquisitions and are subject to change.

(1)	Adjustment reflects the merger consideration expected to be paid for each acquisition. The merger consideration expected to be paid for OKSB is $478.5 million, consisting of $383.5 million in Simmons common stock and $94.9 million in cash (based on Simmons’ closing common stock price of $52.90 per share on June 30, 2017, OKSB shares of common stock outstanding of 18,686,273 as of June 30, 2017, and the right to receive $5.08 and 0.3880 shares of Simmons common stock for each share of OKSB common stock, pursuant to the OKSB merger agreement). The merger consideration expected to be paid for First Texas is $413.9 million, consisting of $343.9 million in Simmons common stock and $70 million in cash (based on Simmons’ closing common stock price of $52.90 per share on June 30, 2017 and the right to receive 6,500,000 shares of Simmons common stock and $70 million, pursuant to the First Texas merger agreement).

(2)	Adjustment represents the estimated seller-incurred merger expenses, which are expected to be paid immediately prior to the merger closing date, and the related tax benefit. Estimated seller-incurred merger expenses are $9.7 million for OKSB and the related tax benefit is $3.8 million. Estimated seller-incurred merger expenses are $9.8 million for First Texas and the related tax benefit is $3.8 million.

Estimated Simmons’-incurred merger expenses primarily including severance, professional, legal and conversion related expenditures, are not reflected in the pro forma combined condensed consolidated balance sheet as these integrated costs will be expensed by Simmons as required by U.S. generally accepted accounting principles, or GAAP.

(3)	Purchase accounting adjustment to eliminate each target’s allowance for loan losses, which cannot be carried over in accordance with GAAP.

(4)	Adjustment reflects the necessary write down of the acquired loan portfolios, allocated to each target as described below, based on Simmons’ evaluation of the loan portfolio during due diligence, which included review of approximately 45% of the portfolios.

OKSB: The total adjustment of $33.4 million is comprised of approximately $7.0 million of non-accretable credit adjustments and approximately $26.4 million of accretable yield adjustments.

First Texas: The total adjustment of $24.2 million is comprised of approximately $125,000 of non-accretable credit adjustments and approximately $24.1 million of accretable yield adjustments.

(5)	Adjustment made to reflect the estimated fair value of acquired premises and equipment, including all branches, based on Simmons’ evaluation during due diligence. Adjustment is ($1.2) million for OKSB and $13 million for First Texas.

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(6)	Adjustment represents the excess of the consideration paid over the fair value of net assets acquired, net of the reversal of OKSB’s and First Texas’ previously recorded goodwill of $13.5 million and $37.2 million, respectively. See Note (1) for additional information regarding how the pro forma purchase price was calculated. The reconciliation of the pro forma purchase price to goodwill recorded can be summarized as follows:

		First
	OKSB	Texas
Fair value of common shares issued	$383,539	$343,850
Cash consideration	94,926	70,000
Total pro forma purchase price	$478,465	$413,850
Fair value of assets acquired:
Cash and cash equivalents	$79,839	$93,044
Investment securities	434,413	61,827
Loans held for sale	6,036	4,072
Net loans	1,932,035	2,114,935
Bank premise and equipment	20,652	38,307
OREO, net of valuation allowance	—	—
Interest receivable	6,328	5,109
Bank owned life insurance	28,450	7,042
Core deposit intangible	29,398	30,707
Other assets	31,057	9,125
Total assets	2,568,208	2,364,168
Fair value of liabilities assumed:
Deposits	2,013,034	1,779,524
Fed funds purchased and securities sold under agreements to repurchase	11,705	50,000
Other borrowings	192,592	269,239
Subordinated debentures	41,893	29,400
Other liabilities	13,457	10,246
Total liabilities	2,272,681	2,138,409
Net assets acquired	$295,527	$225,759
Preliminary pro forma goodwill	$182,938	$188,091

(7)	Preliminary purchase accounting adjustment to establish a core deposit intangible in recognition of the fair value of core deposits acquired, which is approximately 1.9% of core deposit liabilities for OKSB and First Texas. This intangible asset represents the value of the relationships that OKSB and First Texas had with their deposit customers as of the date of acquisition. The preliminary fair value was estimated based on a discounted cash flow methodology that gave consideration to expected customers attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits. A core deposit intangible asset of $23.7 million was estimated for OKSB and $30.3 million for First Texas.

The adjustment includes a credit of $2.1 million to reverse the intangibles recorded by OKSB and First Texas prior to their pending acquisition by Simmons.

(8)	Adjustment represents the estimated current and deferred income tax assets and liabilities recorded to reflect the differences in the carrying values of the acquired assets and assumed liabilities for financial reporting purposes and the cost basis for federal and state income tax purposes at Simmons’ combined federal and state income tax rate of 39.225%. OKSB is estimated to have a net deferred tax asset adjustment of $3.6 million. First Texas is estimated to have a net deferred tax asset adjustment of $12.5 million.

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(9)	Adjustment reflects the estimated fair value discount of OKSB’s and First Texas’ time deposits of $800,000 and $232,000, respectively, based on Simmons’ evaluation during due diligence. The fair value was estimated using a discounted cash flow methodology based on current market rates for similar remaining maturities.

(10)	Adjustment made to reflect the Company’s estimate of the fair value of FHLB advances during due diligence, of which $592,000 is attributable to OKSB and ($693,000) is attributable to First Texas.

(11)	Adjustment reflects the Company’s estimated fair value discount of the trust preferred securities during due diligence, of which $4.5 million is attributable to OKSB and $825,000 is attributable to First Texas.

(12)	Adjustment made to reflect the Company’s estimate of the fair value of a reserve for unfunded commitments not previously recorded by First Texas. No adjustment was necessary for OKSB as the Company determined the existence of an adequate reserve during due diligence.

(13)	Purchase accounting adjustment to eliminate OKSB’s and First Texas’ previously existing equity accounts.

(14)	Upon completion of the mergers, Simmons will evaluate each acquired loan portfolio to finalize the necessary credit and interest rate fair value adjustments. Subsequently, the accretable portion of the fair value adjustment will be accreted into earnings using the level yield method over the remaining maturity of the underlying loans. This adjustment represents the Company’s best estimate of the expected accretion that would have been recorded in 2016 and the first six months of 2017 assuming the mergers closed on January 1, 2016. Subsequent to the closing of the transactions, the amount and timing of the estimated accretion of this purchase accounting adjustment could be revised significantly.

(15)	The pro forma adjustment to reflect the estimated fair value of time deposits of OKSB and First Texas based on current interest rates for comparable deposits will be amortized as an addition to the cost of such time deposits over an estimated life of one year.

(16)	The core deposit intangible will be amortized over Fifteen years on a straight-line basis. The annual amortization expense will be approximately $1.6 million and $2.0 million for OKSB and First Texas, respectively.

(17)	Reflects the tax impact of the pro forma acquisition adjustments at Simmons’ combined federal and state income tax rate of 39.225%.

(18)	Pro forma weighted average common shares outstanding assumes 7,250,274 common shares issued for OKSB and 6,500,000 common shares issued for First Texas.

(a)	Simmons has evaluated the acquired portfolio to estimate the necessary credit and interest rate fair value adjustments. Subsequently, the accretable portion of the fair value adjustment will be accreted into earnings using the level yield method over the remaining maturity of the underlying loans. For purposes of the pro forma impact on the year ended December 31, 2016, the net discount accretion was calculated by summing monthly estimates of accretion/amortization on each loan portfolio, which was calculated based on the remaining maturity of each loan pool. The overall weighted average maturity of the loan portfolio is approximately 4.6 years. The 2016 pro forma accretion income projected for Hardeman is $1.4 million. The estimated non-accretable yield portion of the net discount of approximately $956,000 will not be accreted into earnings.

(b)	The core deposit intangible will be amortized over 15 years on a straight-line basis. The annual amortization expense will be approximately $523,000.

(c)	Reflects the tax impact of the pro forma acquisition adjustments at Simmons’ combined federal and state income tax rate of 39.225%.

(d)	Pro forma weighted average common shares outstanding assumes the actual stock issued at the close of the HCIC merger on May 15, 2017 of 799,970 shares of common stock was outstanding for the full period presented.

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